SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report:   July 30, 2001

As Amended July 31, 2001
(Date of Earliest Event Reported)

HUMANA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-5975 (Commission File Number)	61-0647538 (I.R.S. Employer Tax Identification No.)

500 West Main Street
Louisville, KY 40202
(Address of principal executive offices)

(502) 580-1000
(Registrant's telephone number, including area code)

Item 5.   Other Events

On July 30, 2001, Humana Inc. (the "Company" or "Registrant") filed an 8-K relating to its issuance of a press release, and slide presentation each relating to its second quarter of 2001 earnings, copies of which were attached thereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated therein by reference.

Slide 17 is being amended to clarify that its title should be "Pro forma operating cash flow" with an explanatory footnote. Attached hereto as exhibit 99.2-A is the amended slide which replaces the slide previously entitled "Operating cash flow" filed with the original 8-K.

Item 7.    Financial Statements and Exhibits.

Exhibit 99.2-A   Copy of amended slide no. 17 now entitled "Pro forma operating cash flow" for                     the Company's Slide Presentation dated July 30, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.
BY: /S/ Arthur P. Hipwell Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    July 31, 2001

Exhibit Index

Exhibit 99.2-A   Copy of amended slide no. 17 now entitled "Pro forma operating cash flow" for                      the Company's Slide Presentation dated July 30, 2001.